UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2010
Date of Report (Date of earliest event reported)

CMoney, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-145743	75-3260546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., 5th Floor
Sugar Land, Texas  77478
(Address of principal executive offices) (Zip Code)

(713) 589-5393
(Registrant’s telephone number, including area code)

N/A
 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 20, 2010 the Company filed Form 8-K disclosing a debt for equity swap of $760,700 of company debt swapped for common shares. The transaction has been cancelled due to contractual errors that led to unacceptable terms for multiple parties. All parties have agreed to revoke their respective agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 24, 2010	cMoney, Inc.

By:	/s/ William Watson

William Watson

Chief Executive Officer